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                                                                      EXHIBIT 13



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Per-Accumulation-Unit Income and Capital Changes" and "Independent Auditors" in the Post-Effective Amendment No. 52 to the Registration Statement (Form N-3 No. 2-25618) and related Prospectus and Statement of Additional Information appearing therein and pertaining to the Lincoln National Variable Annuity Fund A (Group), and to the use therein of our reports dated (a) February 6, 1997, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company for each of the three years in the period ended December 31, 1996; (b) February 7, 1996, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company for each of the three years in the period ended December 31, 1995; and (c) February 12, 1997 with respect to the financial statements of Lincoln National Variable Annuity Fund A (Group).

                                            /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 28, 1997